EXHIBIT 99.1

Brookfield Agrees to Acquire Reliance Worldwide Corporation

The transaction will support Reliance’s next phase of growth as a global leader in plumbing products and solutions

NEW YORK and SYDNEY, Sept. 15, 2026 (GLOBE NEWSWIRE) -- Brookfield, through its flagship private equity strategy, today announced that it has entered into an agreement to acquire 100% of global manufacturer of plumbing and heating solutions Reliance Worldwide Corporation (“Reliance”) (ASX: RWC).

The Reliance Board has unanimously recommended the all-cash proposal of US$3.38 per share to shareholders, who will vote on the agreement. The proposal constitutes an enterprise value for Reliance of approximately US$2.8 billion.

Reliance is headquartered in the US, with operations across the Americas, Europe and the Middle East (EMEA), and Asia Pacific.

Anuj Ranjan, CEO of Brookfield’s Private Equity group, said:

“Reliance is the type of business we look for - a global, market-leading industrial company with strong brands, durable customer relationships and clear opportunities to create value through investment in operations and continued product expansion. Brookfield’s global operating expertise in industrials and the US housing ecosystem positions us well to support Reliance in its next phase of growth and over the long term.”

Investment Highlights

  Market leader: The market leader in push-to-connect (“PTC”) fittings for plumbing systems, with category-defining brands across the Americas, EMEA and APAC. The PTC segment remains underpenetrated relative to traditional joining methods.
  Adjacent products: Proven model to expand non-PTC products to existing customers, supported by strong position with major retailers and the wholesale channel.
  Industry tailwinds: Resilient cashflows underpinned by recurring replacement needs in aging housing stocks. A new generation of trades professionals are more receptive to the core PTC products, which increases a long-term demand tailwind.

Transaction Details

Brookfield’s investment will be funded through the Brookfield Capital Partners strategy and its affiliate Brookfield Business Corporation (NYSE: BBUC, TSX: BBUC).

The transaction remains subject to customary closing conditions including shareholder, regulatory and government approvals. Subject to the necessary approvals, the transaction is expected to close in Q1 2027.

About Brookfield

Brookfield is a leading global investment firm, headquartered in New York, with more than $1 trillion in assets under management. The firm owns and operates high-quality businesses and real assets that provide essential services and form the backbone of the global economy. Brookfield invests on behalf of institutions and individuals around the world across infrastructure, energy, private equity, real estate, and credit. With more than a century of operating experience and a global presence in over 50 countries, Brookfield deploys long-term capital to generate sustainable value for its clients and shareholders. Brookfield Corporation (NYSE: BN, TSX: BN) and Brookfield Asset Management (NYSE: BAM, TSX: BAM) are publicly traded in New York and Toronto.

For more information, please visit our website at www.brookfield.com.

Brookfield Media: Catherine Woods Tel: +61 477 320 333 Email: catherine.woods@brookfield.com Simon Maine Tel: +1 332 298 0447 Email: simon.maine@brookfield.com	Brookfield Investor Relations: Alan Fleming (BBUC) Tel: +1 416 645 2736 Email: alan.fleming@brookfield.com Jason Fooks (BAM) Tel: +1 212 417 2442 Email: jason.fooks@brookfield.com

Notice to Readers

This press release contains “forward-looking statements” within the meaning of the U.S. Securities Act of 1933, the U.S. Securities Exchange Act of 1934, “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of other relevant securities legislation, including applicable securities laws in Canada, which reflect our current views with respect to, among other things, our operations and financial performance (collectively, “forward-looking statements”). Forward-looking statements include statements that are predictive in nature, depend upon or refer to future results, events or conditions, and include, but are not limited to, statements which reflect management’s current estimates, beliefs and assumptions and which are in turn based on our experience and perception of historical trends, current conditions and expected future developments, as well as other factors management believes are appropriate in the circumstances. The estimates, beliefs and assumptions of Brookfield are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and as such, are subject to change. Forward-looking statements are typically identified by words such as “expect”, “anticipate”, “believe”, “foresee”, “could”, “estimate”, “goal”, “intend”, “plan”, “seek”, “strive”, “will”, “may” and “should” and similar expressions. In particular, the forward-looking statements contained in this press release include statements referring to the impact of the acquisition on Reliance.

Although Brookfield believes that such forward-looking statements are based upon reasonable estimates, beliefs and assumptions, certain factors, risks and uncertainties, which are described from time to time in our documents filed with the securities regulators in the United States and Canada, not presently known to Brookfield or that that Brookfield currently believes are not material, could cause actual results or events to differ materially from those contemplated or implied by forward-looking statements.

Readers are urged to consider these risks, as well as other uncertainties, factors and assumptions carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements, which are based only on information available to Brookfield as of the date of this press release. Except as required by law, Brookfield undertakes no obligation to publicly update or revise any forward-looking statements, whether written or oral, that may be as a result of new information, future events or otherwise.